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                                         March 28, 1997



United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, AL  35233

Gentlemen:

     I hereby consent to the use of my opinion dated May 21, 1987 as an exhibit to the Form N-4 Registration Statement for United Investors Annuity Variable Account (No. 33-12000 and 811- 5013) and my name under the caption "Legal Matters" in the Statement of Additional Information contained in the Registration Statement.

                                          Very truly yours,




                                          James L. Sedgwick, Esq.
                                          President

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